SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                          SEPTEMBER 25, 1997
                         --------------------
                           (Date of Report)


                            FI-TEK VI, INC.
         -----------------------------------------------------
        (Exact Name of Registrant as specified in its charter)



                               DELAWARE
             ---------------------------------------------
            (State or other jurisdiction of incorporation)


          33 - 37513 - D                       84-1148204
     ------------------------------------------------------------
     (Commission File Number) (IRS Employer Identification Number)


          12600 WEST COLFAX, SUITE C-500, LAKEWOOD, CO  80215
      ----------------------------------------------------------
      (Address of principal executive offices including zip code)


                            (303)  233-0400
          --------------------------------------------------
          (Registrant's telephone number including area code)

                            NOT APPLICABLE
     ------------------------------------------------------------
     (Former name or former address, if changed since last report)



        This report consists of 38 sequentially numbered pages.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

     On September 25, 1997, Fi-Tek VI, Inc. ("the Company") and Psychrometric Systems, Inc. ("PSI"), a Nevada corporation, consummated an Agreement and Plan of Reorganization (the "Agreement") whereby the Company acquired all of the issued and outstanding shares of common stock of PSI in exchange for 261,382,500 shares of the Company's "restricted" Common Stock and 1,000,000 shares of a newly-authorized Series A non-voting preferred stock (the "Preferred Stock"). Each share of Preferred Stock is convertible to 290 shares of Common Stock upon attainment of gross annual sales of $60,000,000, but only if such annual sales goal is reported not later than the due date of the Company's Annual Report on Form 10-K for the fiscal year ending in 2002, and is subject to redemption by the Company at a price of $.0001 per share in the event the required sales level is not attained.

     Concurrently with the closing of the Agreement, the former officers and directors of the Company resigned, and the following persons were appointed and elected to the positions indicated:


          Name                Age            Position
          ----                ---            --------

          George A. Kast      40        President, Chief Executive
                                        Officer and a Director

          Gary L. Brown       40        Chief Operating Officer,
                                        Secretary and General Counsel

          William D. Landry   46        Chief Financial Officer, Treasurer
                                        and a Director


     The directors of the Company are elected to hold office until the next annual meeting of shareholders or until a successor has been elected and qualified. Officers of the Company are elected annually by the Board of Directors and hold office until their successors are duly elected and qualified.

     The following sets forth biographical information concerning the Company's directors and executive officers for at least the past five years.

     GEORGE A. KAST, the founder of PSI, has been an officer and director of PSI since its incorporation in 1993 and is currently the President and Chief Executive Officer of the Company. Prior to forming PSI, from 1983 to 1992, Mr. Kast was the vice-president of GEA/Thermal-Dynamic Towers, Inc.("TDT"), Lakewood, Colorado where he was responsible for all marketing activities and directly experienced in project management and design of cooling towers, including the design and creation of the pultruded fiberglass structural cooling towers.

     GARY L. BROWN has been Chief Operating Officer and General Counsel of PSI since 1996. From 1993 to 1996, he was the general counsel of Fischbach Corporation, which included Fischbach & Moore, Natkin & Company, Ficon Corporation and Fischbach Power Services, among others. Prior to joining the Fischbach companies, Mr. Brown was engaged in private practice for ten years with the firm of Gorsuch, Kirgis, Campbell, Walker & Grover in Denver, Colorado. Mr. Brown received a B.S.J. degree from the University of Kansas in journalism in 1979 and a J.D. degree from Washburn University in 1983.

     WILLIAM D. LANDRY has been the Chief Financial Officer of the PSI since January 1997. From 1994 to 1996, he was chief financial officer with Fischbach Corporation and related entities and from 1989 to 1994, he was chief financial officer for John Brown, Inc., Houston, Texas, an international engineering and construction firm. He received a B.S.B.A. degree (with distinction) in accounting from the University of Southwestern Louisiana in 1973. Mr. Landry is a certified public accountant licensed in the states of Texas and Louisiana.

     There are no family relationships between the officers and directors of the Company; however, George A. Kast's sister is married to Gary L. Brown's brother.

     No arrangement or understanding exists between any of the above officers and directors pursuant to which any one of those persons was selected to such office or position. None of the directors hold directorships in other companies.

     The Company presently has no nominating, audit or compensation committee. The new Board of Directors plans to consider implementation of these committees.

BUSINESS OF THE COMPANY

     The Company is in the business of designing, selling, manufacturing and building industrial cooling towers, repairs and maintenance in the retrofit of existing industrial cooling towers and cooling tower components for these and similar facilities. The Company markets its products and services worldwide to the following industries: electric power utilities; process (such as agricultural, industrial and pharmaceutical process industries); petrochemical; chemical; heating, ventilation and air-conditioning ("HVAC"); manufacturing; pulp & paper and other industries utilizing cooling towers. Typical customers include companies such as Archer Daniels Midland ("ADM"), Amoco, Mitsubishi, Mobil, Texaco, Bechtel, Fluor Daniel, Inc. and other large corporations around the world.

     The Company plans on expanding its product line offerings into the integrated non-chemical water treatment and modular cooling tower market. It has signed a letter of intent to investigate a possible business venture with the developer and inventor of proprietary and patented technology that treats and disinfects water primarily in cooling tower applications without using chemical treatment. While there can be no assurance that any business venture will develop, the Company and the developer and inventor of the technology would most likely hold the controlling interests if a business venture were to be formed.

     The Company was founded in January 1993 by George A. Kast, President and Chief Executive Officer. Mr. Kast and members of his family have been in the cooling tower industry since 1983. The predecessor company, Thermal-Dynamic Towers, Inc. was sold to GEA AG a large European conglomerate in 1991.

     The Company was named as one of America's 50 Hottest New Small Businesses by ENTREPRENEUR magazine in early 1996, achieving a ranking of #30 within the group of 50. The Small Business Administration named the Company "The Small Business Exporter of the Year" in 1997 for region VIII, which includes Colorado.

     The Company intends to change the name of the Company to "Global Water Technologies, Inc." The Board of Directors of the Company believes that the proposed name change will facilitate identification of the Company with the Company's present and anticipated business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements: The following financial statements of Psychrometric Systems, Inc. are included herewith:

                                                                       Page
                                                                       ----
(i)    Report of Independent Certified Public Accountants               7

       Balance Sheet - December 31, 1996                               8-9

       Statement of Operations for the Year ended
       December 31, 1996                                                10

       Statement of Retained Earnings (Deficit) for the
       Year ended December 31, 1996                                     11

       Statement of Cash Flows for the Year ended
       December 31, 1996                                                12

       Notes to Financial Statements                                   13-20

(ii)   Report of Independent Certified Public Accountants               21

       Balance Sheet - December 31, 1995                               22-23

       Statement of Operations for the Year ended
       December 31, 1995                                                24

       Statement of Retained Earnings (Deficit) for the
       Year ended December 31, 1995                                     25

       Statement of Cash Flows for the Year ended
       December 31, 1995                                               26-27

       Notes to Financial Statements                                   28-34

(iii)  Balance Sheet (unaudited) - June 30, 1997                       35-36

       Statement of Income (unaudited) - for the
       Six Months Ended June 30, 1997                                   37

       (b) ProForma Financial Information:

       Fi-Tek, VI, Inc. ProForma Financial Information as
       of June 30, 1997                                                 38

                              SIGNATURES
                              ----------


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: October 3, 1997          FI-TEK VI, INC.



                               By /s/ GEORGE A. KAST
                                 -----------------------------------
                                    George A. Kast
                                    President and Chief Executive Officer

BAUERLE AND COMPANY, P.C.
[letterhead]
--------------------------------------------------------------------------

            INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT


Board of Directors
Psychrometric Systems, Inc.


       We have audited the accompanying balance sheet of Psychrometric Systems, Inc., as of December 31, 1996, and the related statements of operations, retained earnings (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Psychrometric Systems, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                            /s/ BAUERLE AND COMPANY, P.C.
                                                Bauerle and Company, P.C.


March 1, 1997

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                              BALANCE SHEET
                            DECEMBER 31, 1996

                                 ASSETS
                                 ------

CURRENT ASSETS
   Cash                                                           $   61,188
   Accounts Receivable:
     Trade                                        $2,862,080
     Retainage                                       150,847
     Other                                            52,435
                                                  ----------
                                                   3,065,362
     Less:  Allowance for Doubtful Accounts           10,000
                                                  ----------
       TOTAL ACCOUNTS RECEIVABLE                                   3,055,362
   Prepaid Expenses                                                  111,847
   Inventory                                                         163,816
   Costs and Estimated Earnings in Excess
     of Billings on Uncompleted Contracts                          1,986,163
                                                                  ----------

       TOTAL CURRENT ASSETS                                        5,378,376

PROPERTY AND EQUIPMENT - AT COST
   Office Furniture and Equipment                    413,511
   Machinery and Equipment                           109,830
   Vehicles                                          186,455
   Leasehold Improvements                             43,259
                                                  ----------
                                                     753,055
   Less:  Accumulated Depreciation                   180,959
                                                  ----------

       PROPERTY AND EQUIPMENT (NET)                                  572,096

OTHER ASSETS
   Deposits                                            9,096
   Certificate of Deposit - Pledged                  211,369
                                                  ----------

       TOTAL OTHER ASSETS                                            220,465
                                                                  ----------





       TOTAL ASSETS                                               $6,170,937
                                                                  ==========




The accompanying notes are an integral part of the financial statements.

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------

CURRENT LIABILITIES
   Accounts Payable:
     Trade                                        $3,613,587
     Retainage                                        87,312
                                                  ----------
       TOTAL ACCOUNTS PAYABLE                                     $3,700,899
   Notes Payable - Due Within One Year                               135,539
   Payroll Taxes Payable                                              25,281
   Other Accrued Liabilities                                         131,981
   Accrued Commissions Payable                                       307,766
   Income Taxes Payable                                              167,513
   Billings in Excess of Costs and
     Estimated Earnings on Uncompleted
     Contracts                                                       152,579
                                                                  ----------

       TOTAL CURRENT LIABILITIES                                   4,621,558

LONG-TERM LIABILITIES
   Notes Payable - Due After One Year              1,165,515
   Deferred Income Taxes                               6,136
                                                  ----------

       TOTAL LONG-TERM LIABILITIES                                 1,171,651

       TOTAL LIABILITIES

STOCKHOLDERS' EQUITY
   Capital Stock, No Par Value; 25,000
      Shares Authorized; 5,094 Shares
      Issued                                         467,060
   Preferred Stock, No Par Value; 10,000
      Shares Authorized; 50 Shares Issued              5,000
   Retained Earnings (Deficit)                       (94,332)
                                                  ----------

       TOTAL STOCKHOLDERS' EQUITY                                    377,728
                                                                  ----------




       TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY                                   $6,170,937
                                                                  ==========

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                         STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------

CONSTRUCTION REVENUE                             $16,520,544           100.0%

COST OF CONSTRUCTION                              12,654,634            76.6
                                                  ----------          -------

GROSS PROFIT                                       3,865,910            23.4

GENERAL AND ADMINISTRATIVE
 EXPENSES
   Advertising and
    Promotion                  $     154,329
   Bad Debt Expense                  121,067
   Computer Expenses                   6,684
   Depreciation                       99,428
   Dues and Subscriptions              5,861
   Equipment Leasing                   8,102
   Insurance                         249,391
   Miscellaneous                      12,256
   Office Supplies and
    Expense                           83,843
   Payroll Taxes                     135,523
   Professional Fees                  55,055
   Rent                              129,672
   Salaries                        1,899,530
   Shop Expense                       46,336
   Taxes, Fees and Licenses           47,328
   Telephone                          78,858
   Travel and Entertainment          285,728
   Recruiting/Relocation/
    Education                         31,169
   R&D Center Idaho                   14,702
                                  ----------
                                   3,464,862
   Less: Amounts Allocated
         to Cost of
         Construction                204,500
                                  ----------

     GENERAL AND
      ADMINISTRATIVE
      EXPENSES - NET                               3,260,362            19.7
                                                  ----------          -------

INCOME FROM OPERATIONS                               605,548             3.7

OTHER INCOME (EXPENSE)
   Interest Income                    11,819
   Interest (Expense)               (157,577)
   Miscellaneous Income                1,923
   (Loss) on Sale of Assets           (1,276)
                                  ----------

     OTHER INCOME
      (EXPENSE) - NET                               (145,111)           ( .9)

INCOME BEFORE INCOME TAXES                           460,437             2.8

PROVISION FOR INCOME TAXES                           154,453              .9
                                                  ----------          -------

NET INCOME                                        $  305,984             1.9%
                                                  ==========          =======


The accompanying notes are an integral part of the financial statements.

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                STATEMENT OF RETAINED EARNINGS (DEFICIT)
                  FOR THE YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------

RETAINED EARNINGS (DEFICIT)
 - BEGINNING OF YEAR                                             ($  400,316)

NET INCOME FOR THE YEAR                                              305,984
                                                                  ----------

RETAINED EARNINGS (DEFICIT)
 - END OF YEAR                                                   ($   94,332)
                                                                  ==========

















The accompanying notes are an integral part of the financial statements.

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                         STATEMENT OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                                     $  305,984
   Non-Cash Items Included in Net Income:
     Loss on Sale of Fixed Assets                                      1,276
     Depreciation                                                     99,428
     (Decrease) in Deferred Income Taxes                          (   20,250)
   (Increase) Decrease in Assets:
     Accounts Receivable                                           1,917,939
     Prepaid Expenses                                             (   11,991)
     Inventory                                                    (  111,439)
     Costs and Estimated Earnings in
        Excess of Billings on
        Uncompleted Contracts                                     (  630,250)
     Deposits                                                     (    1,238)
   Increase (Decrease) in Liabilities:
     Accounts Payable                                             (  437,691)
     Payroll Taxes Payable                                        (      724)
     Other Accrued Liabilities                                    (    1,877)
     Accrued Commissions Payable                                  (   63,353)
     Billings in Excess of Costs and
        Estimated Earnings on Uncompleted
        Contracts                                                 (  577,314)
     Income Taxes Payable                                            167,513
                                                                  ----------
       NET CASH PROVIDED BY
          OPERATING ACTIVITIES                                       636,013

CASH FLOWS FROM INVESTING ACTIVITIES:
   Collection of Stockholder Loan                 $   36,000
   Purchase of Property and Equipment             (  299,826)
   Purchase of Certificates of Deposit            (    5,841)
                                                  ----------
       NET CASH (USED IN)
          INVESTING ACTIVITIES                                    (  269,667)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from Issuance of Notes Payable           195,515
   Repayment of Notes Payable                     (   96,860)
   Repayment on the Lines-of-Credit               (  432,260)
   Issuance of Common Stock                            3,560
                                                  ----------
       NET CASH (USED IN)
          FINANCING ACTIVITIES                                    (  330,045)
                                                                  ----------

NET INCREASE IN CASH                                                  36,301

CASH AT BEGINNING OF YEAR                                             24,887
                                                                  ----------

CASH AT END OF YEAR                                               $   61,188
                                                                  ==========

SUPPLEMENTAL DISCLOSURES:
-------------------------

   Interest Paid                                                  $  157,577
                                                                  ==========
   Income Taxes Paid                                              $    7,190
                                                                  ==========


The accompanying notes are an integral part of the financial statements.

                      PSYCHROMETRIC SYSTEMS, INC.
                      ===========================

                     NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 1996
-----------------------------------------------------------------------------

1    COMPANY HISTORY, USE OF ESTIMATES AND SIGNIFICANT ACCOUNTING POLICIES.
---------------------------------------------------------------------------

          COMPANY HISTORY. The Company was incorporated under the laws of the State of Nevada on January 11, 1993. The Company has authorized 25,000 shares of no par value common stock and 10,000 of preferred stock. The Company operates as an engineer and constructor of commercial cooling towers in the national and international market.

          CONCENTRATION OF CREDIT RISK. Financial instruments that potentially subject the Company to credit risk, consist primarily of the following:

               CASH. From time to time, the Company may maintain cash balances in a financial institution in excess of the FDIC insured limit.

               ACCOUNTS RECEIVABLE. The Company's receivables are due from various business entities under contractual agreements. The Company files liens on projects where collection problems are anticipated. The lien serves as collateral for the receivable.

          REVENUE AND COST RECOGNITION. Revenues from long-term contracts are recognized on the percentage-of-completion method for individual contracts, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. Revenues are recognized in the ratio that costs incurred bear to total estimated costs. Changes in job performance, estimated profitability and final contract settlements may result in revisions to costs and income, and are recognized in the period in which the revisions are determined.

          On certain new cooling tower projects, the Company is allowed to bill a percentage of the contract amount, usually 10% to 15%, when the engineering and drawing phase of the project is complete. It is the Company's policy to recognize the gross profit for the engineering phase when that phase is completed. On larger projects, this engineering and drawing phase is segregated and accounted for as a separate profit center.

          Contract costs include all direct materials, subcontracts, labor costs and those indirect costs related to contract performance. General and administrative costs are charged to expenses as incurred.

          Profits on short-term contracts are recorded on the substantial completion of each contract. Revenues from time and material contracts are recognized currently as the work is performed.

                      PSYCHROMETRIC SYSTEMS, INC.
                      ===========================

               NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1996
-------------------------------------------------------------------------


1    COMPANY HISTORY, USE OF ESTIMATES AND SIGNIFICANT ACCOUNTING POLICIES.
-------------------------------------------------------------------------
(CONT'D.)


          REVENUE AND COST RECOGNITION.  (CONT'D.)

          At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss on both short and long-term contracts is accrued.

          The aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs incurred and income recognized is shown as a current liability.

          USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          INCOME TAXES. During the year, the Company filed for a change in accounting methods. The new method, percentage-of-completion, will be the same as used for financial statement purposes. In accordance with IRS regulations, the deferred income from the prior year will be recognized over a four year period. The Company also depreciates it's property and equipment on an accelerated method for income tax purposes. A provision for deferred taxes on these timing differences has been recorded.

          INVENTORY. Inventory is stated at the lower of cost (first-in, first-out method) or market value. The inventory consists primarily of parts and lumber for the use on future jobs.

          DEPRECIATION. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets.

          CASH EQUIVALENTS. For the purpose of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

          ADVERTISING COSTS. The Company's advertising costs consist mainly of international marketing and trade shows. The Company expenses the costs over a 12 month period. At December 31, 1996, the Company has included $82,415 in prepaid advertising costs. The current year expense related to advertising costs was $154,329.

                      PSYCHROMETRIC SYSTEMS, INC.
                      ===========================

               NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1996
-----------------------------------------------------------------------------


2    PROPERTY AND EQUIPMENT.
----------------------------

       The following is a summary of property and equipment, net of accumulated depreciation, as of December 31, 1996:

               Office Furniture and Equipment                $ 167,810
               Machinery and Equipment                         277,913
               Vehicles                                         41,261
               Leasehold Improvements                           85,112
                                                            ----------
                                                            $  572,096
                                                            ==========

          Depreciation expense charged to operations for the year ended December 31, 1996 was $99,428.

3    NOTES PAYABLE.
-------------------

          The following is a summary of notes payable at December 31, 1996:

           First Interstate Bank (payable in monthly
             installments of $623, including interest
             at 7.5%; secured by a vehicle)                      $   39,220
           GMAC (payable in monthly installments of
             $555, including interest at 9.75%;
             secured by a vehicle)                                   20,376
           GMAC (payable in monthly installments of
             $563, including interest at 9.75%;
             secured by a vehicle)                                   20,300
           GMAC (payable in monthly installments of
             $565, including interest at 9.75%;
             secured by a vehicle)                                   20,352
           GMAC (payable in monthly installments of
             $361, including interest at 10.75%;
             secured by a vehicle)                                   11,530
           GMAC (payable in monthly installments of
             $577, including interest at 9.75%;
             secured by a vehicle)                                   20,808
           GMAC (payable in monthly installments of
             $565, including interest at 9.75%;
             secured by a vehicle)                                   20,352

                      PSYCHROMETRIC SYSTEMS, INC.
                      ===========================

               NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1996
-----------------------------------------------------------------------------



3  NOTES PAYABLE.  (CONT'D.)
-----------------

           Norwest Bank - Lakewood (payable in
             monthly installments of $8,334, including
             interest at 1.0% above the prime rate;
             secured by furniture and equipment,
             inventory, accounts receivable and
             assignment of a life insurance policy; 90%
             guaranteed by SBA)                                  $  299,849
           Norwest Bank - Lakewood - Line-of-Credit *               848,267
                                                                 ----------
                                                                  1,301,054
           Less:  Current Maturities Included in
                    Current Liabilities                             135,539
                                                                 ----------
           Notes Payable - Due After One Year                    $1,165,515
                                                                 ==========

          *The Company has negotiated two lines of credit with Norwest Bank-Lakewood. A $772,000 line-of-credit is secured by the Company's certificate of deposit of $211,369 and a stockholder's personal certificate of deposit of $560,170, has an interest rate of 7.35%, and matures on January 3, 1998. A $110,000 line-of-credit is secured by a stockholder's personal certificate of deposit of $109,606, has an interest rate of 7.35% and matures on January 3, 1998. The outstanding balance on these lines of credit at December 31, 1996 was $848,267.

          The following is a summary of the future maturities of notes payable for the years ending December 31:

                    1997                                    $  135,539
                    1998                                       987,433
                    1999                                       143,090
                    2000                                        31,416
                    2001                                         3,576
                                                            ----------
                                                            $1,301,054
                                                            ==========

4  LONG-TERM OPERATING LEASES.
------------------------------

          The Company has entered into a 60 month lease for its office space for approximately $14,519 per month. The Company has also entered into a 60 month lease with a stockholder for a research and testing facility located in Idaho. The lease requires monthly payments of $1,238.

                      PSYCHROMETRIC SYSTEMS, INC.
                      ===========================

               NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1996
-----------------------------------------------------------------------------


4  LONG-TERM OPERATING LEASES.  (CONT'D.)
------------------------------

          The following is a schedule by year of future minimum lease payments required under this lease:

               December 31, 1997                            $  231,081
               December 31, 1998                               189,087
               December 31, 1999                               189,087
               December 31, 2000                                14,856
               December 31, 2001                                11,142
                                                            ----------
                                                            $  635,253
                                                            ==========

5  INCOME TAXES.
----------------

          The components of the net deferred tax liability at December 31, 1996, is as follows:

            Deferred Tax Liability                         $  283,285
            Less:  Deferred Tax Asset                      (  277,149)
            Valuation Allowance on Deferred
               Tax Asset                                         -
                                                           ----------
            Net Deferred Tax Liability                     $    6,136
                                                           ==========

          The above amount is included in the accompanying Balance Sheet under the following caption:

            Long-Term Liabilities:
               Deferred Tax Liability                      $    6,136
                                                           ==========

          The provision for income taxes consisted of the following at December 31, 1996:

            Current Income Taxes Payable                   $  174,703
            (Decrease) in Deferred Income Taxes            (   20,250)
                                                           ----------
                                                           $  154,453
                                                           ==========

          The Company also has a net operating loss of $1,382,781 available to carryforward. This loss has been used to reduce deferred income for tax purposes. If not utilized, the losses will expire on December 31:

               2010                                        $ 1,382,781
                                                           ===========

                      PSYCHROMETRIC SYSTEMS, INC.
                      ===========================

               NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1996
-----------------------------------------------------------------------------

6  COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS.
---------------------------------------------------------

          Uncompleted contracts at December 31, 1996, are summarized as follows:

            Costs Incurred to Date                         $8,089,803

            Gross Profit Recognized to Date                 3,533,787
                                                           ----------

            Total Costs Plus Gross Profit
               Recognized to Date                          11,623,590

            Billings to Date                                9,790,006
                                                           ----------
                                                           $1,833 584
                                                           ==========

          The above amount is included in the accompanying Balance Sheet under the following captions:

            Costs and Estimated Earnings in Excess
               of Billings on Uncompleted Contracts        $1,986,163

            Billings in Excess of Costs and
               Estimated Earnings on Uncompleted
               Contracts                                      152,579
                                                           ----------
                                                           $1,833,584
                                                           ==========

7  CERTIFICATES OF DEPOSITS - PLEDGED.
--------------------------------------

          The certificate of deposit, with an outstanding balance of $211,369, is pledged as security on the Company's line-of-credit agreement with Norwest Bank-Lakewood.

8  LITIGATION AND CLAIMS.
-------------------------

          The Company is engaged in three major claims which are disputed by the respective owners. The three claims, as tendered to the owners, are comprised of change order requests in the aggregate amount of $780,227. The Company has filed suit with respect to tow of these matters involving Potomac electric Company (PEPCO) and the City of Lakeland, Florida. The remaining claim has been subject to settlement discussions which to date have not been fruitful. Litigation concerning that claim is likely. The aggregate amounts reflected in the Company's accounts receivable for the claims referenced above are $438,495.

                      PSYCHROMETRIC SYSTEMS, INC.
                      ===========================

               NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1996
-----------------------------------------------------------------------------


8  LITIGATION AND CLAIMS.  (CONT'D.)
------------------------------------

          The Company is in settlement discussions with the City of Lakeland and has received an offer approximately equivalent to the amount recorded in the accounts receivable. The remainder of the major claims remain in settlement discussion or in litigation. The contract balance in the amount of $114,000 plus interest which is owed to the Company resulting from the base contract work on the PEPCO project is not seriously disputed. That amount is included in the aggregate accounts receivable referenced above.

          Finally, the Company has certain additional accounts receivable which have increased the contract values by approximately $144,529. The Company has received offers or acknowledgments in the amount of $104,000. The remaining amounts are subject to successful completion of start up and testing on an installation constructed by PSI. The test concerning that installation will occur during the first six months of 1997.

9  RELATED PARTY TRANSACTIONS.
------------------------------

          The preferred stockholder has pledged two personal certificates of deposit in the amount of $669,776 as security for two of the Company's lines-of-credit. For the year ended December 31, 1996, the Company authorized a fee of $49,875 to the stockholder for this pledge, which is included in interest expense. In addition, $4,065 of the fee is included on the balance sheet in accounts payable.

          The Company leases a research and testing facility from a stockholder with monthly payments of $1,238.

10  COMMON STOCK.
-----------------

          During the year ended December 31, 1996, the Company issued 459 shares of common stock for $3,560.

                      PSYCHROMETRIC SYSTEMS, INC.
                      ===========================

               NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1996
-----------------------------------------------------------------------------

11  401(K) PLAN.
----------------

          On July 1, 1996, the Company implemented a 401(K) profit sharing plan. The current plan covers all full time employees over the age of 21 who have completed six months of service to the Company. The Company may contribute to the plan upon the Board of Directors' discretion. At December 31, 1996, the Company did not make any contributions to the plan.

12  FAIR VALUE OF FINANCIAL INSTRUMENTS.
----------------------------------------

          The carrying amount of notes payable at December 31, 1996, approximate their fair value, since the interest rate charged per the agreements is similar to the Company's current borrowing rate.

13  BACKLOG.
------------

          The following schedule summarizes changes in backlog on contracts during the year ended December 31, 1996. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at year end from contractual agreements on which work has not yet begun.

               Backlog Balance at December 31, 1995    $ 7,705,087
               New Contracts During the Year            14,955,222
                                                       -----------
                                                        22,660,309

               Less:  Contract Revenue Earned During
                         the Year                       16,520,544
                                                       -----------
               Backlog Balance at December 31, 1996    $ 6,139,765
                                                       ===========

BAUERLE AND COMPANY, P.C.
[letterhead]
--------------------------------------------------------------------------

            INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT


Board of Directors
Psychrometric Systems, Inc.

     We have audited the accompanying balance sheet of Psychrometric Systems, Inc., as of December 31, 1995, and the related statements of operations, retained earnings (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Psychrometric Systems, Inc., as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

     Our audit was made primarily for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary financial information is not considered necessary for a fair presentation of the basic financial statements and is presented for analytical purposes only. The supplementary information was derived from the accounting records tested by us as part of our audit of the aforementioned financial statements, and in our opinion is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                            /s/ BAUERLE AND COMPANY, P.C.
                                                Bauerle and Company, P.C.

April 4, 1996

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                              BALANCE SHEET
                            DECEMBER 31, 1995

                                 ASSETS
                                 ------

CURRENT ASSETS
   Cash                                                           $   24,887
   Accounts Receivable:
     Trade                                        $4,502,380
     Retainage                                       465,772
     Other                                            15,149
                                                  ----------
                                                   4,983,301
     Less:  Allowance for Doubtful
             Accounts                                 10,000
                                                  ----------
       TOTAL ACCOUNTS RECEIVABLE                                   4,973,301
   Prepaid Expenses                                                   99,856
   Inventory                                                          52,377
   Costs and Estimated Earnings in Excess
     of Billings on Uncompleted Contracts                          1,355,913
                                                                  ----------

       TOTAL CURRENT ASSETS                                        6,506,334

PROPERTY AND EQUIPMENT - AT COST
   Office Furniture and Equipment                    299,716
   Machinery and Equipment                            88,534
   Vehicles                                           83,932
   Leasehold Improvements                              7,129
                                                  ----------
                                                     479,311
   Less:  Accumulated Depreciation                   106,337
                                                  ----------

       PROPERTY AND EQUIPMENT (NET)                                  372,974

OTHER ASSETS
   Deposits                                            7,858
   Certificate of Deposit - Pledged                  205,528
   Due From Stockholder                               36,000
                                                  ----------

       TOTAL OTHER ASSETS                                            249,386
                                                                  ----------



       TOTAL ASSETS                                               $7,128,694
                                                                  ==========





The accompanying notes are an integral part of the financial statements.

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------

CURRENT LIABILITIES
   Accounts Payable:
     Trade                                        $4,081,925
     Retainage                                        56,665
                                                  ----------
       TOTAL ACCOUNTS PAYABLE                                     $4,138,590
   Notes Payable - Due Within One Year                               677,032
   Payroll Taxes Payable                                              26,005
   Other Accrued Liabilities                                         133,858
   Accrued Commissions Payable                                       371,119
   Deferred Income Taxes                                              10,109
   Billings in Excess of Costs and
     Estimaged Earnings on
     Uncompleted Contracts                                           729,893
                                                                  ----------

       TOTAL CURRENT LIABILITIES                                   6,086,606

LONG-TERM LIABILITIES
   Notes Payable - Due After One Year                957,627
   Deferred Income Taxes                              16,277
                                                  ----------

       TOTAL LONG-TERM LIABILITIES                                   973,904
                                                                  ----------

       TOTAL LIABILITIES                                           7,060,510

STOCKHOLDERS' EQUITY
   Capital Stock, No Par Value; 25,000
     Shares Authorized; 4,635 Shares Issued          463,500
   Preferred Stock, No Par Value; 10,000
     Shares Authorized; 50 Shares Issued               5,000
   Retained Earnings (Deficit)                    (  400,316)
                                                  ----------

       TOTAL STOCKHOLDERS' EQUITY                                     68,184
                                                                  ----------



       TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY                                   $7,128,694
                                                                  ==========

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                         STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1995
-----------------------------------------------------------------------------

CONSTRUCTION REVENUE                             $17,427,482           100.0%

COST OF CONSTRUCTION                              15,150,719            86.9
                                                  ----------          -------

GROSS PROFIT                                       2,276,763            13.1

GENERAL AND ADMINISTRATIVE
 EXPENSES
   Advertising and
    Promotion                  $     137,872
   Bad Debt Expense                   10,000
   Computer Expenses                   3,367
   Depreciation                       65,169
   Dues and Subscriptions              4,137
   Equipment Leasing                   6,566
   Insurance                         113,012
   Miscellaneous                       3,768
   Office Supplies and
    Expense                           93,003
   Payroll Taxes                      93,198
   Professional Fees                  14,300
   Rent                              111,552
   Salaries                        1,282,209
   Shop Expense                       29,932
   Taxes, Fees and Licenses           26,262
   Telephone                          68,751
   Travel and Entertainment          148,453
                                  ----------
                                   2,211,821
   Less: Amounts Allocated
         to Cost of
         Construction                317,000
                                  ----------

     TOTAL GENERAL AND
      ADMINISTRATIVE
      EXPENSES                                     1,894,821            10.9
                                                  ----------          -------

INCOME FROM OPERATIONS                               381,942             2.2

OTHER INCOME (EXPENSE)
   Interest Income                     7,686
   Interest (Expense)               (136,041)
   Miscellaneous Income                  114
                                  ----------

     OTHER INCOME
      (EXPENSE) - NET                               (128,271)           ( .7)
                                                  ----------          -------

INCOME BEFORE INCOME TAXES                           253,671             1.5

PROVISION FOR INCOME TAXES                            77,202              .5
                                                  ----------          -------

NET INCOME                                         $ 176,469             1.0%
                                                  ==========          =======




The accompanying notes are an integral part of the financial statements.

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                STATEMENT OF RETAINED EARNINGS (DEFICIT)
                  FOR THE YEAR ENDED DECEMBER 31, 1995
-----------------------------------------------------------------------------

RETAINED EARNINGS (DEFICIT)
 - BEGINNING OF YEAR                                             ($  576,785)

NET INCOME FOR THE YEAR                                              176,469
                                                                  ----------

RETAINED EARNINGS (DEFICIT)
 - END OF YEAR                                                   ($  400,316)
                                                                  ==========












The accompanying notes are an integral part of the financial statements.

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                         STATEMENT OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 1995
-----------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                                     $  176,469
   Non-Cash Items Included in Net Income:
     Depreciation                                                     65,169
     Increase in Deferred Income Taxes                                77,202
     Allowance for Doubtful Accounts                                  10,000
   (Increase) in Assets:
     Accounts Receivable                                          (3,602,506)
     Prepaid Expenses                                             (   41,718)
     Inventory                                                    (   12,081)
     Costs and Estimated Earnings in
        Excess of Billings on
        Uncompleted Contracts                                     (1,110,112)
     Deposits                                                           -
   Increase (Decrease) in Liabilities:
     Accounts Payable                                              3,058,079
     Payroll Taxes Payable                                        (   22,071)
     Other Accrued Liabilities                                        95,511
     Accrued Commissions Payable                                     252,683
     Billings in Excess of Costs and
         Estimated Earnings on
         Uncompleted Contracts                                       475,136
                                                                  ----------

            NET CASH (USED IN)
              OPERATING ACTIVITIES                                (  578,240)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Collection of Stockholder Loan                 $       61
   Purchase of Property and Equipment             (  162,420)
   Purchase of Certificates of Deposit            (    2,928)
                                                  ----------

            NET CASH (USED IN)
              INVESTING ACTIVITIES                                (  165,287)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from Issuance of Notes Payable           369,415
   Repayment of Notes Payable                     (   88,383)
   Advances Under Line-of-Credit
     Agreement                                       480,527
                                                  ----------

            NET CASH PROVIDED BY
              FINANCING ACTIVITIES                                $  761,559
                                                                  ----------




The accompanying notes are an integral part of the financial statements.

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                   STATEMENT OF CASH FLOWS (CONTINUED)
                  FOR THE YEAR ENDED DECEMBER 31, 1995
-----------------------------------------------------------------------------

NET INCREASE IN CASH                                              $   18,032

CASH AT BEGINNING OF YEAR                                              6,855
                                                                  ----------

CASH AT END OF YEAR                                               $   24,887
                                                                  ==========

SUPPLEMENTAL DISCLOSURES:
-------------------------

   Interest Paid                                                  $  119,652
                                                                  ==========

   Income Taxes Paid                                              $     -
                                                                  ==========











The accompanying notes are an integral part of the financial statements.

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                      NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 1995
-----------------------------------------------------------------------------

1  COMPANY HISTORY AND SIGNIFICANT ACCOUNTING POLICIES.
-------------------------------------------------------

          COMPANY HISTORY. The Company was incorporated under the laws of the State of Nevada on January 11, 1993. The Company has issued 4,635 shares of no par value, common stock in exchange for equipment with a fair market value of $10,000 and cash of $453,500. On August 31, 1994, the Company issued 50 shares of preferred stock in exchange for $5,000 cash. The Company operates as an engineer and constructor of commercial cooling towers in the national and international market.

          CONCENTRATION OF CREDIT RISK. Financial instruments that potentially subject the Company to credit risk, consist primarily of the following:

               CASH. From time to time, the Company may maintain cash balances in a financial institution in excess of the FDIC insured limit.

               ACCOUNTS RECEIVABLE. The Company's receivables are due from various business entities under contractual agreements. The Company files liens on projects where collection problems are anticipated. The lien serves as collateral for the receivable.

          REVENUE AND COST RECOGNITION. Revenues from long-term contracts are recognized on the percentage-of-completion method for individual contracts, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. Revenues are recognized in the ratio that costs incurred bear to total estimated costs. Changes in job performance, estimated profitability and final contract settlements may result in revisions to costs and income, and are recognized in the period in which the revisions are determined.

          On certain new cooling tower projects, the Company is allowed to bill a percentage of the contract amount, usually 10% to 15%, when the engineering and drawing phase of the project is complete. It is the Company's policy to recognize the gross profit for the engineering phase when that phase is completed. On larger projects, this engineering and drawing phase is segregated and accounted for as a separate profit center.

          Contract costs include all direct materials, subcontracts, labor costs and those indirect costs related to contract performance. General and administrative costs are charged to expenses as incurred.

          Profits on short-term contracts are recorded on the substantial completion of each contract. Revenues from time and material contracts are recognized currently as the work is performed.

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1995
-----------------------------------------------------------------------------

1  COMPANY HISTORY AND SIGNIFICANT ACCOUNTING POLICIES.  (CONT'D.)
-------------------------------------------------------

          At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss on both short and long-term contracts is accrued.

          The aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs incurred and income recognized is shown as a current liability.

          USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          INCOME TAXES. The Company's income tax returns are prepared on the completed-contract method rather than the percentage-of-completion method used for financial statement purposes. The completed-contract method permits the Corporation to report earnings only from those contracts completed within the year. The Company also depreciates it's property and equipment on an accelerated method for income tax purposes. A provision for deferred taxes on these timing differences has been recorded.

          INVENTORY. Inventory is stated at the lower of cost (first-in, first-out method) or market value. The inventory consists primarily of parts and lumber for the use on future jobs.

          DEPRECIATION. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets.

          CASH EQUIVALENTS. For the purpose of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1995
-----------------------------------------------------------------------------

2  PROPERTY AND EQUIPMENT.
--------------------------

          The following is a summary of property and equipment, net of accumulated depreciation, as of December 31, 1995:

               Office Furniture and Equipment               $  228,840
               Machinery and Equipment                          77,985
               Vehicles                                         59,338
               Leasehold Improvements                            6,811
                                                            ----------
                                                            $  372,974
                                                            ==========


          Depreciation expense charged to operations for the year ended December 31, 1995, was $65,169.

3  NOTES PAYABLE.
-----------------

          The following is a summary of notes payable at December 31, 1995:

           First Interstate Bank (payable in monthly
             installments of $623, including interest
                at 7.5%; secured by a vehicle)                   $   19,004
           GMAC (payable in monthly installments of
             $592, including interest at 9.75%;
             secured by a vehicle)                                   17,023
           GMAC (payable in monthly installments of
             $534, including interest at 9.75%;
             secured by a vehicle)                                   15,362
           Norwest Bank - Lakewood (payable in
             monthly installments of $8,334, including
             interest at 1.0% above the prime rate;
             secured by furniture and equipment,
             inventory, accounts receivable and
             assignment of life insurance policy; 90%
             guaranteed by SBA)                                     302,743
           Norwest Bank - Lakewood - Line-of-Credit *             1,280,527
                                                                 ----------
                                                                  1,634,659
           Less:  Current Maturities Included in
             Current Liabilities                                    677,032
                                                                 ----------
           Notes Payable - Due After One Year                    $  957,627
                                                                 ==========

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1995
-----------------------------------------------------------------------------

3  NOTES PAYABLE.  (CONT'D.)
-----------------

          *The Company has negotiated three lines of credit with Norwest Bank-Lakewood. A $720,000 line-of-credit is secured by the Company's certificate of deposit of $205,528 and a stockholder's personal certificate of deposit of $519,369, has an interest rate of 6.27%, and matures on January 3, 1997. A $100,000 line-of-credit is secured by a stockholder's personal certificate of deposit of $100,000, has an interest rate of 5.79% and matures on May 15, 1996. A $550,000 line-of-credit is secured by export inventory, export receivables, assignment of letters of credit, assignment of life insurance policy, a personal guarantee by the stockholder and 90% guaranteed by the SBA, has an interest rate of 1% above the prime rate and matures on April 17, 1996. The outstanding balance on these lines of credit at December 31, 1995 was $1,280,527.

          The following is a summary of the future maturities of notes payable for the years ending December 31:

                    1996                                     $ 677,032
                    1997                                       838,551
                    1998                                       116,357
                    1999                                         2,719
                                                            ----------
                                                            $1,634,659
                                                            ==========

4  LONG-TERM OPERATING LEASES.
-----------------------------

          The Company has entered into a 60 month lease for its office space. The following is a schedule by year of future minimum lease payments required under this lease:

               December 31, 1996                             $ 131,672
               December 31, 1997                               174,231
               December 31, 1998                               174,231
               December 31, 1999                               145,194
                                                            ----------
                                                             $ 625,328
                                                            ==========

5  INCOME TAXES.
----------------

          The components of the net deferred tax liability at December 31, 1995, is as follows:

            Deferred Tax Liability                          $ 476,263
            Less:  Deferred Tax Asset                       ( 449,877)
            Valuation Allowance on Deferred
               Tax Asset                                         -
                                                           ----------
            Net Deferred Tax Liability                     $   26,386
                                                           ==========

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1995
-----------------------------------------------------------------------------

5  INCOME TAXES.  (CONT'D.)
----------------

          The amounts on the previous page are included in the accompanying Balance Sheet under the following captions:

            Current Liabilities:
               Deferred Tax Liability                      $   10,109
                                                           ==========

            Long-Term Liabilities:
               Deferred Tax Liability                      $   16,277
                                                            ==========

          The provision for income taxes consisted of the following at December 31, 1995:

            Current Income Taxes Payable                   $     -
            Increase in Deferred Income Taxes                  77,202
                                                           ----------
                                                           $   77,202
                                                           ==========

          The Company also has a net operating loss of $ 1,789,506 available to carryforward. These losses have been used to reduce deferred income for tax purposes. If not utilized, the losses will expire on December 31:

               2008                                        $  295,350
               2009                                            81,891
               2010                                         1,412,265
                                                           ----------
                                                           $1,789,506
                                                           ==========

6  COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS.
---------------------------------------------------------

          Uncompleted contracts at December 31, 1995, are summarized as follows:

            Costs Incurred to Date                         $7,305,721

            Gross Profit Recognized to Date                 1,850,378
                                                           ----------

            Total Costs Plus Gross Profit
              Recognized to Date                            9,156,099

            Billings to Date                                8,530,079
                                                           ----------
                                                           $  626,020
                                                           ==========

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1995
-----------------------------------------------------------------------------

6  COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS.  (CONT'D.)
---------------------------------------------------------

          The amounts on the previous page are included in the accompanying Balance Sheet under the following captions:

            Costs and Estimated Earnings in
               Excess of Billings on
               Uncompleted Contracts                      $ 1,355,913

            Billings in Excess of Costs and
               Estimated Earnings on
               Uncompleted Contracts                          729,893
                                                           ----------
                                                           $  626,020
                                                           ==========

7  CERTIFICATES OF DEPOSITS - PLEDGED.
--------------------------------------

          The certificate of deposit, with an outstanding balance of $205,528, is pledged as security on the Company's line-of-credit agreement with Norwest Bank-Lakewood.

8  LITIGATION AND CLAIMS.
-------------------------

          The Company has filed a claim in connection with the Chico State University project. The owner of the project cancelled the work to be performed by the Company subsequent to the issuance of a purchase order. The Company expects its claim to be approximately $100,000.
     At December 31, 1995, $61,227 of costs had been charged to this job and are included in the balance sheet in accounts receivable. During the year, an offer was made to settle the claim which was not accepted by the Company. This offer was approximately equivalent to the additional legal costs incurred for this claim.

          During the year, the Company filed a claim in connection with the Formosa Plastic Projects. The owner is disputing change orders on the jobs for additional work performed. The Company has included approximately $95,000 in the contract amount which is reflected on the balance sheet in accounts receivable.

          The Company also has additional disputes on other contracts, resulting from change orders. On these jobs, the Company has increased the contracts by approximately $289,900. The amount is reflected on the balance sheet in accounts receivable. At December 31, 1995, the ultimate outcome of the above claims and disputes is unknown, however, management believes their position can be substantiated.

                       PSYCHROMETRIC SYSTEMS, INC.
                       ===========================

                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            DECEMBER 31, 1995
-----------------------------------------------------------------------------

9  RELATED PARTY TRANSACTIONS.
------------------------------

          The preferred stockholder has pledged two personal certificates of deposit in the amount of $619,369 as security for two of the Company's lines-of-credit.

          For the year ended December 31, 1995, the Company paid the stockholder a fee of $47,000 for this pledge. This amount is included in interest expense.

          At December 31, 1995, a stockholder owed the Company $36,000. This note is non-interest bearing, with no formal repayment terms.

10  COMMITMENTS.
----------------

          The Company has a commitment to purchase a forward exchange contract of approximately $ 296,000, to hedge against currency fluctuations. The contract matures on July 29, 1996. The Company's commitment is related to a project being built in Canada. At December 31, 1995, the fair value of the contract was equivalent to the Company's commitment.

11  FAIR VALUE OF FINANCIAL INSTRUMENTS.
----------------------------------------

          The Company's loan to a stockholder, $36,000, described in Note 9, is reported at cost. Because of uncertainties as to the period over which repayment will occur and the potential for an adjustment of interest depending on economic factors, management does not believe it is practicable to estimate fair value.

          The carrying amount of notes payable at December 31, 1995, approximate their fair value, since the interest rate charged per the agreements is similar to the Company's current borrowing rate.

          The Company's commitment to purchase a forward exchange contract approximated the fair value of the project contract at December 31, 1995.

                       PSYCHROMETRIC SYSTEMS, INC.

                              BALANCE SHEET

                              June 30, 1997

                                 ASSETS

CURRENT ASSETS
   Cash                                             $267,493
   Accounts Receivable
     Trade                        $3,664,374
     Retainage                       298,891
     Other                            42,476
                                   ----------
       Total Accounts
        Receivable                                 4,005,741
   Prepaid Expenses                                  162,941
   Inventory                                         307,495
   Costs & Earnings in
     Excess of Billings                            1,388,507
                                                  ----------

   TOTAL CURRENT ASSETS                                           $6,132,177


FIXED ASSETS
   Furniture and Equipment                          $472,244
   Machinery and Equipment                           125,665
   Trucks and Autos                                  186,455
   Leasehold Improvements                             48,494
                                                  ----------
                                                    $832,868
   Less: Accumulated
    Depreciation                                  $ (249,970)
                                                  ----------

   TOTAL FIXED ASSETS                                                582,888


OTHER ASSETS
   Certificates of Deposit
    - Pledged                                       $217,025
   Deposits                                           11,153
   Due From Stockholder                               61,860
                                                  ----------

   TOTAL OTHER ASSETS                                                290,038
                                                                  ----------

TOTAL ASSETS                                                      $7,005,103
                                                                  ==========

                       PSYCHROMETRIC SYSTEMS, INC.

                              BALANCE SHEET

                              June 30, 1997

                   LIABILITIES AND STOCKHOLDERS EQUITY


CURRENT LIABILITIES
   Accounts Payable
     Trade                        $4,884,360
     Retainage                        52,584
                                  ----------
       Total Accounts
        Payable                                   $4,936,944
   Payroll Taxes Payable                              22,702
   Other Accrued
      Liabilities                                    133,764
   Accrued Commissions                               244,643
   Notes Payable -
      Current Portion                                539,246
   Billings in Excess of
      Costs and Earnings                             340,522
   Income Taxes Payable                              165,132
                                                  ----------

   TOTAL CURRENT
      LIABILITIES                                                 $6,382,953


TOTAL TERM LIABILITIES
   Notes Payable -
     Due After One Year                              247,380
   Deferred Income Taxes                               6,136
                                                  ----------
   TOTAL LONG-TERM
      LIABILITIES                                                    253,516
                                                                  ----------

   TOTAL LIABILITIES                                              $6,636,469


STOCKHOLDERS EQUITY
   Common Stock                                     $467,060
   Preferred Stock                                     5,000
   Retained Earnings
    (Deficit)                                       (103,426)
                                                  ----------

   TOTAL STOCKHOLDERS
      EQUITY                                                         368,634


TOTAL LIABILITIES &
   STOCKHOLDERS EQUITY                                            $7,005,103
                                                                  ==========

                       PSYCHROMETRIC SYSTEMS, INC.


                           STATEMENT OF INCOME
                   For the Six Months Ending 06/30/97


CONSTRUCTION REVENUE              $8,112,349
COST OF CONSTRUCTION               6,199,290
                                  ----------

   GROSS PROFIT                                   $1,913,059


ADMINISTRATIVE EXPENSES
Salaries                          $1,101,165
Payroll Taxes                         78,432
Travel/Entertainment                 152,564
Advertising/Promotion                119,508
Dues/Subscriptions                     6,000
Office Supplies                       22,594
Insurance - General                   71,121
Leased Equipment                       4,967
Professional Fees                     51,942
Computer Maintenance                  18,772
Telephone                             53,395
Group Insurance                       51,895
Postage                               16,428
Licenses/Fees/Taxes                   21,009
Rent                                  87,116
Research and Development              24,871
Recruiting/Relocation
 /Training                             5,121
Shop Expenses                         26,586
Depreciation                          69,011
Bad Debt Expense                      13,283
Miscellaneous                          6,454
Less: Allocation to Cost
 of Construction                    (142,500)
                                  ----------

   TOTAL ADMINISTRATIVE
     EXPENSES                                     $1,859,534
                                                  ----------

   INCOME FROM OPERATIONS                            $53,525

OTHER INCOME (EXPENSE)
OTHER INCOME                                           6,881
OTHER EXPENSE                                              -
INTEREST EXPENSE                                     (71,104)
                                                  ----------

   INCOME BEFORE
     TAXES(LOSS)                                    ($10,698)

PROVISION FOR INCOME
     TAXES(CREDIT)                                    (1,604)
                                                  ----------

   NET INCOME (LOSS)                                 ($9,094)
                                                  ==========

Fi-Tek VI, Inc.
Proforma Financial Information
As of June 30, 1997

The accompanying combined condensed financial information gives effect to the business combination of Fi-Tek VI, Inc. and Psychrometric Systems, Inc. as if the transaction had occurred as of January 1, 1997. It should be read in connection with the unaudited financial statements for Psychrometric Systems, Inc. for the six month period ended June 30, 1997, and with the audited financial statements for Fi-Tek VI, Inc. filed as part of Form 10-KSB. The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on January 1, 1997, nor is it indicative of the combined entity's future results.

                                                                  Proforma
                                         Historical               Combined
                               -----------------------------   --------------
                               Psychrometric     Fi-Tek VI,
                               Systems, Inc.     Inc. year
                               six months        ended
                               ended June 30,    June 30,
                               1997              1997           Combined
                               -------------     -----------    -------------
Assets:

Current Assets                    $6,132,177      $   14,044      $6,146,221
Property Plant &
 Equipment                           582,888               0         582,888
Intangibles and
 Other Assets                        290,038               0         290,038

                                  $7,005,103         $14,044      $7,019,147
                                  ----------      ----------      ----------

Liabilities and
 Stockholders' Equity

Current Liabilities               $6,382,953             308      $6,383,261
Long-term Liabilities                253,516               0         253,516
Stockholders' Equity                 368,634          13,736         382,370
                                  ----------      ----------      ----------

                                  $7,005,103         $14,044      $7,019,147
                                  ----------      ----------      ----------

Revenues                          $8,112,349              $0      $8,112,359
Cost of Sales                      6,199,290               0       6,199,280
                                  ----------      ----------      ----------

Gross Profit                       1,913,059               0       1,913,079

Selling, General and
 Administrative Expense            1,859,534           4,319       1,863,853
                                  ----------      ----------      ----------

Operating Income                      53,525          (4,319)         49,226

Other Income (Expense)               (64,223)            314         (63,929)

Income Tax Benefit                     1,604               0           1,604
                                  ----------      ----------      ----------

Net Income                           ($9,094)        ($4,005)       ($13,099)
                                  ----------      ----------      ----------